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                                  Exhibit 23.1

                    CONSENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 6, 2004, relating to the financial statements and financial statement schedule, which appears in Aastrom Biosciences, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
March 22, 2005